UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

RelationServe Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-119632	43-2053462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 North Andrews Avenue, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 202-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 5, 2006, the Registrant entered into a definitive agreement to sell substantially all of the business and assets of its wholly-owned subsidiary RelationServe Access, Inc., a Delaware corporation (“Access”).

The acquisition was made pursuant to a certain Asset Purchase Agreement dated June 5, 2006, (the “Agreement”), between the Registrant, Access and R.S.A.C., Inc., a Delaware corporation and wholly-owned subsidiary of Come & Stay S.A. The purchase price includes $1.4 million in cash and the assumption of certain liabilities. The transaction is subject to customary representations, warranties, and covenants and is expected to close within one week following receipt of the approval of the Registrant’s debt holders.

Item 8.01.	Other Events

On June 6, 2006, the Registrant issued a press release announcing that it had signed a definitive agreement to sell substantially all of the business and assets of Access. The press release is being filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.	Description
99.1	Press Release dated June 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006	By:	/s/ Donald Gould
Name: Donald Gould
Title: Chief Financial Officer